AGILYSYS REPORTS FISCAL 2015 THIRD QUARTER REVENUE OF $24.7 MILLION

Recurring Revenues Increase 5% to $13.9 Million and by 6% to $41.5 Million in First
Nine Months of Fiscal 2015

Alpharetta, GA - February 4, 2015 - Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative hospitality software solutions and services, today reported operating results for its fiscal 2015 third quarter ended December 31, 2014.

On March 31, 2014, the Company sold its United Kingdom business entity to U.K.-based Verteda Limited. All of the historical fiscal 2014 third quarter and nine months financial results presented below give effect to the sale of the Company’s EMEA operations and adjustments as if they had occurred on April 1, 2013.

Summary of Fiscal 2015 Third Quarter Financial Results

•	Total net revenue was $24.7 million, compared to total net revenue of $25.0 million in the comparable prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) were $13.9 million for the quarter, an increase of 5% over the same period in fiscal 2014.

•	Gross margin was 57% in the fiscal 2015 third quarter, compared to 61% in the prior-year period.

•
Adjusted operating loss (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) was $(1.2) million, compared to adjusted operating income from continuing operations in the year-ago period of $0.6 million (see reconciliation below).

•
Adjusted loss (non-GAAP) from continuing operations was $(1.3) million, or $(0.06) per diluted share, compared to adjusted income from continuing operations of $0.7 million, or $0.03 per diluted share, in the same period last year (see reconciliation below).

•
Net loss in the period was $(2.7) million, or $(0.12) per diluted share, compared to a net loss of $(2.7) million, or $(0.12) per diluted share, in the prior-year period, which included a net loss from discontinued operations of $(1.0) million, or $(0.04) per diluted share.

James Dennedy, President and CEO of Agilysys, commented, “Our financial results for the fiscal 2015 third quarter were below our expectations, but the results do reflect our strategy to pursue subscription-based solutions revenue and new logo business. While our sales strategy has the near-term effect of slowing our overall rate of revenue growth, it is leading to year-over-year increases in recurring revenue, in particular in our SaaS revenues which rose 16% compared to the year-ago quarter, as well as further positioning the Company for sustainable growth as we build our base of higher margin recurring revenue opportunities.”

Dennedy added, “By helping our customers innovate in the way they improve guest recruitment, increase wallet share and enhance guests interactions, we expect to accomplish our goals of increasing our market share through retention and expansion of our customer base, growing our total addressable market, and significantly expanding the mix of subscription-based revenue in our overall mix. We remain confident that through our continued expansion of new products and services Agilysys is solidly on the path toward accomplishing our business objectives and creating increased value for our shareholders.”

Summary of Fiscal 2015 Nine Months Financial Results

•	Total net revenue for the period increased $1.3 million, or 2%, to $74.8 million, compared with $73.5 million in the comparable prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) were $41.5 million for the period, an increase of 6% over the first nine months of fiscal 2014.

•	Gross margin of 61%, compares to gross margin of 64% in the prior-year period.

•
Adjusted operating loss (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) for the first nine months of fiscal 2015 was $(0.9) million, compared to adjusted operating income from continuing operations of $3.0 million in the comparable year-ago period (see reconciliation below).

•
Adjusted loss (non-GAAP) from continuing operations was $(0.9) million, or $(0.04) per diluted share, compared with adjusted income of $3.0 million, or $0.14 per diluted share, in the first nine months of fiscal 2014 (see reconciliation below).

•
Net loss in the first nine months of fiscal 2015 was $(6.1) million, or $(0.27) per diluted share, compared with net income of $19.1 million, or $0.87 per diluted share, in the first nine months of fiscal 2014, which included net income from discontinued operations of $21.3 million, or $0.97 per diluted share.

Janine Seebeck, Chief Financial Officer, added, “Our financial results year to date reflect growth in recurring revenue, including a 13% increase in SaaS revenues. Our progress in growing this higher margin component of our business mix reflects the emphasis we have placed on increasing subscription-based revenues as we continue to transition our sales efforts and focus towards our expanding rGuest platform solutions. Importantly, our healthy balance sheet, including approximately $74 million in cash, cash equivalents and marketable securities, provides Agilysys with the financial foundation to continue investing at an accelerated rate in the development of new products for our rGuest platform and enhancements for our current in-market solutions that will help bridge the gap to a critical level of adoption of our next generation platform. We also continue to invest in the ongoing build out of our sales and services organizations as we transition these groups to focus on growing our recurring revenue mix of business.

“As the transition in our strategy continues to impact our near-term product revenues, we expect to generate full year fiscal 2015 revenue that is in line or slightly below the prior year. In addition, reflecting our updated outlook for Fiscal 2015 full year revenue, we now expect to record an adjusted operating loss for the year compared to our prior expectation of break-even to modestly positive adjusted operating income for the full year.”

2015 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, February 4, 2015, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://www.agilysys.com/company/investor-relations/events-presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements under the heading “Summary of Fiscal 2015 Third Quarter Financial Results” above in the (i) last sentence of the first paragraph following the bullets and (ii) second paragraph following the bullets, and the statements under the heading “Summary of Fiscal 2015 Nine Months Financial Results” above in the (a) last sentence of the first paragraph following the bullets and (b) second paragraph following the bullets. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2014, and Item 1A of the company’s Quarterly Report for the fiscal quarter ended December 31, 2014. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net revenue:
Products	$7,247	$8,128	$20,948	$24,219
Support, maintenance and subscription services	13,920	13,284	41,514	39,039
Professional services	3,575	3,553	12,344	10,253
Total net revenue	24,742	24,965	74,806	73,511
Cost of goods sold:
Products	4,413	4,331	11,414	11,239
Support, maintenance and subscription services	3,006	3,069	9,098	7,916
Professional services	3,194	2,410	8,823	6,976
Total cost of goods sold	10,613	9,810	29,335	26,131
Gross profit	14,129	15,155	45,471	47,380
Operating expenses:
Product development	6,670	5,772	18,726	18,718
Sales and marketing	3,696	3,108	11,407	10,143
General and administrative	5,175	5,786	16,369	15,480
Depreciation of fixed assets	556	577	1,702	1,571
Amortization of intangibles	617	2,365	2,994	3,953
Asset impairments and related charges	—	309	—	327
Restructuring, severance and other charges	95	206	913	823
Legal settlements	—	—	203	—
Operating loss	(2,680)	(2,968)	(6,843)	(3,635)
Other expenses (income):
Interest income	(24)	(19)	(98)	(52)
Interest expense	7	44	35	150
Other expenses (income), net	114	(228)	68	(217)
Loss before income taxes	(2,777)	(2,765)	(6,848)	(3,516)
Income tax benefit	(62)	(1,054)	(777)	(1,284)
Loss from continuing operations	(2,715)	(1,711)	(6,071)	(2,232)
Income (loss) from discontinued operations, net of taxes	—	(952)	—	21,338
Net (loss) income	$(2,715)	$(2,663)	$(6,071)	$19,106

Weighted average shares outstanding - basic	22,343	22,150	22,336	22,100

Net (loss) income per share – basic:
Loss per share from continuing operations	$(0.12)	$(0.08)	$(0.27)	$(0.10)
Income per share from discontinued operations	$—	$(0.04)	$—	$0.97
Net (loss) income per share	$(0.12)	$(0.12)	$(0.27)	$0.87

Weighted average shares outstanding - diluted	22,343	22,150	22,336	22,100

Net (loss) income per share – diluted:
Loss per share from continuing operations	$(0.12)	$(0.08)	$(0.27)	$(0.10)
Income per share from discontinued operations	$—	$(0.04)	$—	$0.97
Net (loss) income per share	$(0.12)	$(0.12)	$(0.27)	$0.87

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	December 31, 2014	March 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$69,109	$99,566
Marketable securities	5,015	—
Accounts receivable, net of allowance of $726 and $1,101, respectively	21,248	23,615
Inventories	643	481
Prepaid expenses	2,969	3,300
Other current assets	102	2,892
Total current assets	99,086	129,854
Property and equipment, net	13,743	12,251
Goodwill	19,622	17,158
Intangible assets, net	9,699	10,626
Software development costs, net	28,511	17,221
Other non-current assets	3,956	3,785
Total assets	$174,617	$190,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,333	$11,073
Deferred revenue	18,226	22,795
Accrued liabilities	8,689	14,232
Capital lease obligations, current	141	43
Total current liabilities	37,389	48,143
Deferred income taxes, non-current	3,306	3,422
Capital lease obligations, non-current	161	292
Other non-current liabilities	5,052	6,165
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,822,554 and 22,467,970 shares outstanding at December 31, 2014 and March 31, 2014, respectively	9,482	9,482
Treasury shares (8,784,277 and 9,138,861 shares at December 31, 2014 and March 31, 2014, respectively)	(2,636)	(2,741)
Capital in excess of stated value	(11,590)	(13,409)
Retained earnings	133,603	139,675
Accumulated other comprehensive loss	(150)	(134)
Total shareholders’ equity	128,709	132,873
Total liabilities and shareholders’ equity	$174,617	$190,895

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2014	2013

Operating activities:
Net (loss) income	$(6,071)	$19,106
Less: Income from discontinued operations	—	(21,338)
Loss from continuing operations	(6,071)	(2,232)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	913	822
Payments for restructuring, severance and other charges	(1,189)	(1,530)
Legal settlements	203	—
Payments for legal settlements	(1,714)	(87)
Asset impairments and related charges	—	327
Loss on sale of property & equipment	1	50
Depreciation	1,702	1,571
Amortization	3,939	4,053
Share-based compensation	1,828	1,524
Deferred income taxes	(86)	2
Change in cash surrender value of company owned life insurance policies	(25)	6
Excess tax benefit from equity awards	(14)	(209)
Changes in operating assets and liabilities:
Accounts receivable	2,342	(5,955)
Inventories	(170)	(221)
Prepaid expense	325	(574)
Accounts payable	(55)	585
Deferred revenue	(4,535)	(2,075)
Accrued liabilities	(3,841)	(1,493)
Income taxes payable	(817)	(1,641)
Other changes, net	(205)	(37)
Net cash used in operating activities from continuing operations	(7,469)	(7,114)
Net cash used in operating activities from discontinued operations	—	(1,407)
Net cash used in operating activities	(7,469)	(8,521)

Investing activities:
Proceeds from sale of business units	809	36,024
Cash paid for acquisition, net	(3,750)	(1,801)
Investments in marketable securities	(10,240)	—
Proceeds from sale and maturity of marketable securities	5,107	—
Capital expenditures	(3,856)	(3,208)
Capitalized software development costs	(12,540)	(8,233)
Additional (investments in) proceeds from corporate-owned life insurance policies	1,925	(87)
Net cash (used in) provided by investing activities from continuing operations	(22,545)	22,695
Net cash (used in) provided by in investing activities from discontinued operations	—	(158)
Net cash (used in) provided by in investing activities	(22,545)	22,537

Financing activities:
Repurchases of shares to satisfy employee tax withholding	(373)	(729)
Exercise of employee stock options	102	64
Excess tax benefit from equity awards	14	209
Principal payment under long-term obligations	(32)	(53)
Net cash used in financing activities from continuing operations	(289)	(509)
Net cash used in financing activities from discontinued operations	—	(80)
Net cash used in financing activities	(289)	(589)

Effect of exchange rate changes on cash	(154)	(1)
Cash flows (used in) provided by continuing operations	(30,457)	15,071
Cash flows used in discontinued operations:	—	(1,645)
Net (decrease) increase in cash and cash equivalents	(30,457)	13,426
Cash and cash equivalents at beginning of period	99,566	82,931
Cash and cash equivalents at end of period	$69,109	$96,357

AGILYSYS, INC.
RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO
ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating loss	$(2,680)	$(2,968)	$(6,843)	$(3,635)
Share-based compensation expense	761	643	1,828	1,524
Amortization of intangibles	617	2,365	2,994	3,953
Asset impairments and related charges	—	309	—	327
Restructuring, severance and other charges	95	206	913	823
Legal settlements	—	—	203	—
Adjusted operating (loss) income from continuing operations (a)	(1,207)	555	(905)	2,992

Other expenses (income), net	97	(203)	5	(119)
Cash income tax expense (b)	18	51	39	110
Adjusted (loss) income from continuing operations (a)	$(1,322)	$707	$(949)	$3,001

Weighted average shares outstanding:
Basic	22,343	22,150	22,336	22,100
Diluted	22,343	22,150	22,336	22,100

Adjusted (loss) income per share from continuing operations (a):
Basic	$(0.06)	$0.03	$(0.04)	$0.14
Diluted	$(0.06)	$0.03	$(0.04)	$0.14

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three and nine months ended December 31, 2014 and 2013.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2014	2013
Operating activities:
Net cash used in operating activities from continuing operations	$(7,469)	$(7,114)
Non-recurring cash items:
Payments for restructuring, severance and other charges	1,189	1,530
Payments for legal settlements	1,714	87
Adjusted cash used in continuing operations (a)	$(4,566)	$(5,497)

(a) Non-GAAP financial measure